SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

7887 East Belleview Avenue, Suite 1000, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Item 7. Financial Statements and Exhibits.

(c) Exhibit

99.1	Press release of CSG Systems International, Inc. dated June 2, 2004.

Item 9. Regulation FD Disclosure.

On June 2, 2004, CSG Systems International, Inc. issued a press release providing information regarding the financial impact of its successful offering of $230 million of 2 ½% Senior Subordinated Convertible Contingent Debt Securities.

A copy of such press release is attached to this Form 8-K as Exhibit 99.1.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2004
CSG SYSTEMS INTERNATIONAL, INC.

By: /s/ Randy Wiese
Randy Wiese, Principal
Accounting Officer

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CSG Systems International, Inc.

Form 8-K

Exhibit Index

99.1	Press release of CSG Systems International, Inc. dated June 2, 2004.